Exhibit 99.1

Press Release

O2Diesel Closes Final Tranche of $5.0 Million Private Placement

NEWARK, DE, June 16, 2005 — O2Diesel Corporation (AMEX: OTD) today announced that it has received qualified subscriptions for approximately 4,583,973 shares of common stock at a purchase price of $0.70 per share for total proceeds of $3,208,781. On June 10, 2005, pursuant to the terms of the subscription agreement, the company closed on the full amount of $3,208,781. Previously on March 17, 2005 and May 20, 2005, the company completed the first tranche of this private placement, closing on $1,340,000 and $621,800, respectively.

Closing of this transaction required certain conditions to be met by the company including obtaining shareholder approval, which was received at the company’s annual stockholder’s meeting held on May 31, 2005. All other conditions were satisfied as of the closing date.

Warrant coverage of 50% was included as part of both subscriptions. The exercise price of the warrants will be $0.70 per share if exercised within 12 months of issuance and $1.05 per share if exercised thereafter.

“We are very pleased that we were able to close this tranche of our previously announced $5.0 million financing for an amount higher than we set out to achieve,” commented Alan Rae, the CEO of O2Diesel Corporation. “This allows us to move forward by continuing to focus on the execution of our business plan.”

The securities offered by O2Diesel Corporation have not been and will not when issued be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.

The company also announced today that Anthony Dean Smith retired from the company’s Board of Directors for personal reasons, effective as of June 13, 2005. Mr. Dean Smith served as a director of the company since July 15, 2003. Mr. Dean Smith also resigned from all his positions with the company’s subsidiaries. There were no disagreements between Mr. Dean Smith and the company on any matter relating to the company’s operations, policies or practices.

More about O2Diesel: The Company and Its Fuel Technology.

O2Diesel Corporation (AMEX: OTD) is a pioneer in the commercial development of a cleaner-burning diesel fuel alternative that provides excellent performance and environmental benefits for centrally fueled fleets and off-road equipment of all kinds. Engineered and designed for universal application, O2Diesel™ is an ethanol-diesel blend treated with the company’s proprietary natural oil-derived stabilizing additive that substantially reduces harmful emissions without sacrificing power and performance. Extensive independent and government-recognized laboratory and in-use field tests have demonstrated the effectiveness of O2Diesel™ — the introduction of this cost-effective, cleaner-burning diesel fuel is now underway in the United States and other global markets. For more information please refer to www.o2diesel.com.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding O2Diesel Corp’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements, including, without limitation, the failure to obtain adequate financing on a timely basis and other risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of O2Diesel. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital, unexpected costs, failure to gain product approval in the United States or foreign countries for the commercialization and distribution of our products and failure to capitalize upon access to new markets. O2Diesel disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. “O2Diesel” and “CityHome” are trademarks of O2Diesel Corporation.

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Media Contact:	Company Contact:

Jeff Davis	Alan Rae
+1 (619) 233-3030	+1 (302) 266-6000
pr@o2diesel.com	ir@o2diesel.com